Exhibit 99.1

LAZARD LTD REPORTS

SECOND-QUARTER AND FIRST-HALF 2022 RESULTS

Financial Advisory operating revenue reflected high levels of activity globally	Asset Management fundamental investment style well‑positioned in current market environment	Returned $526 million in capital to shareholders, including the repurchase of 10.6 million shares year‑to‑date

NEW YORK, July 28, 2022 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $676 million for the quarter ended June 30, 2022. Net income, as adjusted2, was $96 million, or $0.92 per share (diluted) for the quarter. On a U.S. GAAP basis, second-quarter 2022 net income was $95 million, or $0.92 per share (diluted).

First-half 2022 net income, as adjusted, was $211 million, or $1.97 per share (diluted). On a U.S. GAAP basis, first-half 2022 net income was $209 million, or $1.97 per share (diluted).

“Our results demonstrate the resilience, diversification and discipline of our business model, and we are well-positioned for the current economic environment,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We continue to invest for growth while remaining focused on delivering innovative client solutions, generating significant cash flow and returning capital to shareholders.”

($ in millions, except	Quarter Ended			Six Months Ended
per share data and AUM)	June 30,			June 30,

	2022	2021	%'22-'21	2022	2021	%'22-'21
Net Income
U.S. GAAP	$95	$123	(22%)	$209	$210	(1%)
Per share, diluted	$0.92	$1.08	(15%)	$1.97	$1.83	8%
Adjusted[2]	$96	$146	(34%)	$211	$247	(15%)
Per share, diluted	$0.92	$1.28	(28%)	$1.97	$2.15	(8%)

Operating Revenue[1]
Total operating revenue	$676	$821	(18%)	$1,375	$1,469	(6%)
Financial Advisory	$407	$471	(14%)	$795	$788	1%
Asset Management	$266	$343	(23%)	$577	$671	(14%)

AUM ($ in billions)
Period end	$217	$277	(22%)
Average	$230	$276	(17%)	$243	$269	(9%)

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 14-15.

OPERATING REVENUE

Operating revenue1 was $676 million for the second quarter of 2022, and $1,375 million for the first half of 2022, 18% and 6% lower, respectively, from the comparable 2021 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the second quarter of 2022, Financial Advisory operating revenue was $407 million, 14% lower than the second quarter of 2021.

For the first half of 2022, Financial Advisory operating revenue was $795 million, 1% higher than the first half of 2021.

During and since the second quarter of 2022, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Vivendi's €3.6 billion tender offer for Lagardère; Resource REIT’s $3.7 billion sale to Blackstone Real Estate Income Trust; Oi's BRL 20.0 billion fiber assets carve-out to a BTG Pactual-led consortium; Ferro Corporation's $2.1 billion sale to Prince International; Tivity Health's $2.0 billion acquisition by Stone Point Capital; Sierra Oncology's $1.9 billion sale to GSK; Alpargatas’ strategic partnership and investment in Rothy's; Beeline’s investment from Stone Point Capital; and Q-Energy’s sale of its GW renewable platform to Verbund AG.

Lazard has one of the world’s preeminent restructuring practices. During and since the second quarter of 2022, we have been engaged in a broad range of visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Alto Maipo S.P.A.; Andrade Gutierrez; Brazos Electric Power Cooperative; Corp Group Banking S.A.; GenapSys; Grupo GICSA; HEXO; Imagina Media Audiovisual; Nordic Aviation Capital; Rockall Energy; Stoneway Capital; and Vue Entertainment.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the second quarter of 2022, or continued to advise or completed since June 30, 2022, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the second quarter of 2022, Asset Management operating revenue was $266 million, 23% lower than the second quarter of 2021. For the first half of 2022, Asset Management operating revenue was $577 million, 14% lower than the first half of 2021.

For the second quarter of 2022, management fees and other revenue was $258 million, 16% lower than the second quarter of 2021, and 10% lower than the first quarter of 2022. For the first half of 2022, management fees and other revenue was $545 million, 10% lower than the first half of 2021.

Average assets under management (AUM) for the second quarter of 2022 was $230 billion, 17% lower than the second quarter of 2021, and 10% lower than the first quarter of 2022. Average AUM for the first half of 2022 was $243 billion, 9% lower than the first half of 2021.

AUM as of June 30, 2022, was $217 billion, down 14% from March 31, 2022, and down 22% from June 30, 2021. The sequential decrease from March 31, 2022 was driven by market depreciation of $23.2 billion, foreign exchange depreciation of $8.2 billion and net outflows of $4.6 billion.

For the second quarter of 2022, incentive fees were $7 million, compared to $34 million for the second quarter of 2021. For the first half of 2022, incentive fees were $33 million, compared to $67 million for the first half of 2021.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges), a non-GAAP measure. We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2022, we accrued compensation and benefits expense at an adjusted compensation1 ratio of 58.5%, compared to the second-quarter 2021 ratio of 59.5%. This resulted in $395 million of compensation and benefits expense, compared to $489 million for the second quarter of 2021.

For the first half of 2022, adjusted compensation and benefits expense1 was $804 million, compared to $874 million for the first half of 2021.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the second quarter of 2022, was $131 million, 10% higher than the second quarter of 2021. The increase primarily reflects higher marketing and business development expenses and technology investments. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2022 was 19.4%, compared to 14.5% for the second quarter of 2021.

Adjusted non-compensation expense1 for the first half of 2022 was $248 million, 12% higher than the first half of 2021. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2022 was 18.0%, compared to 15.1% for the first half of 2021.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $34 million for the second quarter and $73 million for the first half of 2022. The effective tax rate on the same basis was 26.4% for the second quarter and 25.9% for the first half of 2022, compared to 25.2% and 26.7% for the respective 2021 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the second quarter of 2022, Lazard returned $246 million to shareholders, which included: $46 million in dividends; $199 million in share repurchases of our common stock; and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

In the first half of 2022, Lazard returned $526 million to shareholders, which included: $93 million in dividends; $375 million in share repurchases of our common stock; and $58 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first half of 2022, we repurchased 10.6 million shares, which included 5.9 million shares repurchased in the second quarter. On July 27, 2022, our Board of Directors authorized additional share repurchases of up to $500 million, which expires as of December 31, 2024, bringing our total outstanding share repurchase authorization to $559 million.

In addition, on July 27, 2022, our Board of Directors voted to increase the quarterly dividend on Lazard’s outstanding common stock by 6% to $0.50 per share. The dividend is payable on August 19, 2022, to stockholders of record on August 8, 2022.

Lazard’s financial position remains strong. As of June 30, 2022, our cash and cash equivalents were $907 million, and stockholders’ equity related to Lazard’s interests was $716 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on July 28, 2022, to discuss the company’s financial results for the second quarter and first half of 2022. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-420-1271 (U.S. and Canada) or +1 785-424-1603 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT, July 28, 2022, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 (888) 215-1280 (U.S. and Canada) or +1 (402) 220-4937 (outside of the U.S. and Canada).

ABOUT LAZARD

Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North, Central and South America, Europe, Asia and Australia. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements, including with respect to the current COVID-19 pandemic, are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;
•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•	Losses caused by financial or other problems experienced by third parties;
•	Losses due to unidentified or unanticipated risks;
•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Second-quarter and first-half 2022 adjusted results1 exclude pre-tax charges of $0.9 million and $2.0 million, respectively, relating to office space reorganization. On a U.S. GAAP basis, these resulted in a net charge of $0.6 million, or $0.01 (diluted) per share, for the second quarter, and a net charge of $1.4 million, or $0.01 (diluted) per share, for the first half of 2022.

LAZ-EPE

###

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Total revenue	$660,658	$716,144	$843,264	(8%)	(22%)
Interest expense	(21,112)	(21,252)	(20,127)
Net revenue	639,546	694,892	823,137	(8%)	(22%)
Operating expenses:
Compensation and benefits	363,830	396,841	514,918	(8%)	(29%)

Occupancy and equipment	29,409	31,239	29,875
Marketing and business development	22,673	14,123	9,332
Technology and information services	42,067	37,931	35,774
Professional services	16,549	16,029	19,996
Fund administration and outsourced services	28,551	29,703	31,302
Amortization of intangible assets related to acquisitions	15	15	15
Other	10,614	9,283	15,664
Subtotal	149,878	138,323	141,958	8%	6%
Operating expenses	513,708	535,164	656,876	(4%)	(22%)

Operating income	125,838	159,728	166,261	(21%)	(24%)

Provision for income taxes	34,187	38,753	41,345	(12%)	(17%)
Net income	91,651	120,975	124,916	(24%)	(27%)
Net income (loss) attributable to noncontrolling interests	(3,829)	7,099	1,738
Net income attributable to Lazard Ltd	$95,480	$113,876	$123,178	(16%)	(22%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	98,660,173	102,547,277	106,746,654	(4%)	(8%)
Diluted	102,753,336	108,186,642	113,603,478	(5%)	(10%)

Net income per share:
Basic	$0.96	$1.09	$1.14	(12%)	(16%)
Diluted	$0.92	$1.05	$1.08	(12%)	(15%)

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2022	2021	% Change

Total revenue	$1,376,802	$1,523,168	(10%)
Interest expense	(42,364)	(39,924)
Net revenue	1,334,438	1,483,244	(10%)
Operating expenses:
Compensation and benefits	760,671	916,464	(17%)

Occupancy and equipment	60,648	64,623
Marketing and business development	36,796	15,983
Technology and information services	79,998	69,444
Professional services	32,578	34,944
Fund administration and outsourced services	58,254	60,581
Amortization of intangible assets related to acquisitions	30	30
Other	19,897	20,624
Subtotal	288,201	266,229	8%
Operating expenses	1,048,872	1,182,693	(11%)

Operating income	285,566	300,551	(5%)

Provision for income taxes	72,940	84,809	(14%)
Net income	212,626	215,742	(1%)
Net income attributable to noncontrolling interests	3,270	5,264
Net income attributable to Lazard Ltd	$209,356	$210,478	(1%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	100,603,724	107,019,107	(6%)
Diluted	105,469,988	114,712,885	(8%)

Net income per share:
Basic	$2.05	$1.94	6%
Diluted	$1.97	$1.83	8%

LAZARD LTD
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP)

	June 30,	December 31,
($ in thousands)	2022	2021

ASSETS

Cash and cash equivalents	$907,472	$1,465,022
Deposits with banks and short-term investments	1,700,961	1,347,544
Restricted cash	617,057	617,448
Receivables	739,702	805,809
Investments	787,139	1,007,339
Property	231,502	250,005
Goodwill and other intangible assets	378,004	379,571
Operating lease right-of-use assets	435,450	466,054
Deferred tax assets	408,187	435,308
Other assets	506,322	373,081

Total Assets	$6,711,796	$7,147,181

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities
Deposits and other customer payables	$1,831,825	$1,442,701
Accrued compensation and benefits	494,464	972,303
Operating lease liabilities	520,025	552,522
Tax receivable agreement obligation	192,473	213,434
Senior debt	1,686,471	1,685,227
Other liabilities	583,871	628,030
Total liabilities	5,309,129	5,494,217

Commitments and contingencies
Redeemable noncontrolling interests	575,710	575,000

Stockholders' equity
Preferred stock, par value $.01 per share	-	-
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	71,918	144,729
Retained earnings	1,628,182	1,560,636
Accumulated other comprehensive loss, net of tax	(290,029)	(223,847)
Subtotal	1,411,199	1,482,646
Class A common stock held by subsidiaries, at cost	(695,537)	(507,426)
Total Lazard Ltd stockholders' equity	715,662	975,220
Noncontrolling interests	111,295	102,744
Total stockholders' equity	826,957	1,077,964

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,711,796	$7,147,181

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Revenues:

Financial Advisory	$406,792	$388,130	$471,075	5%	(14%)
Asset Management	265,707	311,781	343,453	(15%)	(23%)
Corporate	3,412	(1,276)	6,918	NM	(51%)

Operating revenue (b)	$675,911	$698,635	$821,446	(3%)	(18%)

Expenses:

Adjusted compensation and benefits expense (c)	$395,407	$408,702	$488,760	(3%)	(19%)
Ratio of adjusted compensation to operating revenue	58.5%	58.5%	59.5%

Non-compensation expense (d)	$130,941	$117,126	$118,830	12%	10%
Ratio of non-compensation to operating revenue	19.4%	16.8%	14.5%

Earnings:

Earnings from operations (e)	$149,563	$172,807	$213,856	(13%)	(30%)
Operating margin (f)	22.1%	24.7%	26.0%

Adjusted net income (g)	$96,108	$114,692	$145,798	(16%)	(34%)

Diluted adjusted net income per share	$0.92	$1.05	$1.28	(12%)	(28%)

Diluted weighted average shares (h)	104,767,897	109,178,143	114,058,944	(4%)	(8%)

Effective tax rate (i)	26.4%	25.4%	25.2%

This presentation includes non-U.S. GAAP ("non-GAAP") measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Six Months Ended
	June 30,	June 30,
($ in thousands, except per share data)	2022	2021	% Change

Revenues:

Financial Advisory	$794,922	$788,375	1%
Asset Management	577,488	671,367	(14%)
Corporate	2,136	9,566	(78%)

Operating revenue (b)	$1,374,546	$1,469,308	(6%)

Expenses:

Adjusted compensation and benefits expense (c)	$804,109	$874,238	(8%)
Ratio of adjusted compensation to operating revenue	58.5%	59.5%

Non-compensation expense (d)	$248,067	$221,310	12%
Ratio of non-compensation to operating revenue	18.0%	15.1%

Earnings:

Earnings from operations (e)	$322,370	$373,760	(14%)
Operating margin (f)	23.5%	25.4%

Adjusted net income (g)	$210,800	$247,019	(15%)

Diluted adjusted net income per share	$1.97	$2.15	(8%)

Diluted weighted average shares (h)	106,973,019	114,958,432	(7%)

Effective tax rate (i)	25.9%	26.7%

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD
ASSETS UNDER MANAGEMENT ("AUM")
(unaudited)

($ in millions)

	As of			Variance
	June 30,	March 31,	December 31,
	2022	2022	2021	Qtr to Qtr	YTD

Equity:
Emerging Markets	$22,656	$26,575	$31,227	(14.7%)	(27.4%)
Global	48,742	55,810	59,516	(12.7%)	(18.1%)
Local	46,617	53,832	56,310	(13.4%)	(17.2%)
Multi-Regional	52,259	64,810	73,953	(19.4%)	(29.3%)
Total Equity	170,274	201,027	221,006	(15.3%)	(23.0%)
Fixed Income:
Emerging Markets	9,948	11,997	12,231	(17.1%)	(18.7%)
Global	12,380	13,881	14,410	(10.8%)	(14.1%)
Local	5,302	5,652	6,022	(6.2%)	(12.0%)
Multi-Regional	12,299	13,454	13,623	(8.6%)	(9.7%)
Total Fixed Income	39,929	44,984	46,286	(11.2%)	(13.7%)
Alternative Investments	4,145	4,483	4,203	(7.5%)	(1.4%)
Private Equity	1,268	1,256	1,290	0.9%	(1.7%)
Cash Management	1,010	925	954	9.2%	5.9%
Total AUM	$216,626	$252,675	$273,739	(14.3%)	(20.9%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021		2022	2021

AUM - Beginning of Period	$252,675	$264,852		$273,739	$258,642

Net Flows	(4,649)	(828)		(11,174)	(2,507)
Market and foreign exchange
appreciation (depreciation)	(31,400)	13,354		(45,939)	21,243

AUM - End of Period	$216,626	$277,378		$216,626	$277,378

Average AUM	$230,162	$275,851		$243,263	$268,657

% Change in average AUM	(16.6%)			(9.5%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD
RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2022	2022	2021	2022	2021

Operating Revenue
Net revenue - U.S. GAAP Basis	$639,546	$694,892	$823,137	$1,334,438	$1,483,244

Adjustments:
Revenue related to noncontrolling interests (j)	(660)	(10,795)	(5,754)	(11,455)	(12,115)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	35,098	14,323	(16,491)	49,421	(23,978)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(17,083)	(18,822)	(21,625)	(35,905)	(38,335)
Losses associated with restructuring and closing of certain offices (l)	-	-	23,579	-	23,579
Interest expense	19,010	19,037	18,600	38,047	36,913

Operating revenue, as adjusted (b)	$675,911	$698,635	$821,446	$1,374,546	$1,469,308

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$363,830	$396,841	$514,918	$760,671	$916,464

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	35,098	14,323	(16,491)	49,421	(23,978)
Expenses associated with restructuring and closing of certain offices (m)	-	-	(7,287)	-	(13,910)
Compensation related to noncontrolling interests (j)	(3,521)	(2,462)	(2,380)	(5,983)	(4,338)

Compensation and benefits expense, as adjusted (c)	$395,407	$408,702	$488,760	$804,109	$874,238

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$149,878	$138,323	$141,958	$288,201	$266,229

Adjustments:
Expenses related to office space reorganization (n)	(871)	(1,124)	(1,237)	(1,995)	(2,653)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(17,083)	(18,822)	(21,625)	(35,905)	(38,335)
Amortization of intangible assets related to acquisitions	(15)	(15)	(15)	(30)	(30)
Income (expenses) associated with restructuring and closing of certain offices (m)	-	-	1,586	-	(1,385)
Non-compensation expense related to noncontrolling interests (j)	(968)	(1,236)	(1,837)	(2,204)	(2,516)

Non-compensation expense, as adjusted (d)	$130,941	$117,126	$118,830	$248,067	$221,310

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$125,838	$159,728	$166,261	$285,566	$300,551

Adjustments:
Losses associated with restructuring and closing of certain offices (l)	-	-	23,579	-	23,579
Expenses related to office space reorganization (n)	871	1,124	1,237	1,995	2,653
Expenses associated with restructuring and closing of certain offices (m)	-	-	5,701	-	15,295
Net income (loss) related to noncontrolling interests (j)	3,829	(7,099)	(1,738)	(3,270)	(5,264)
Pre-tax income, as adjusted	130,538	153,753	195,040	284,291	336,814
Interest expense	19,010	19,037	18,600	38,047	36,913
Amortization of intangible assets related to acquisitions and other	15	17	216	32	33
Earnings from operations, as adjusted (e)	$149,563	$172,807	$213,856	$322,370	$373,760

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$95,480	$113,876	$123,178	$209,356	$210,478
Adjustments:
Losses associated with restructuring and closing of certain offices (l)	-	-	23,579	-	23,579
Expenses related to office space reorganization (n)	871	1,124	1,237	1,995	2,653
Expenses associated with restructuring and closing of certain offices (m)	-	-	5,701	-	15,295
Tax benefit allocated to adjustments	(243)	(308)	(7,897)	(551)	(4,986)

Net income, as adjusted (g)	$96,108	$114,692	$145,798	$210,800	$247,019

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	102,753,336	108,186,642	113,603,478	105,469,988	114,712,885
Adjustment: participating securities including profits interest participation rights	2,014,561	991,501	455,466	1,503,031	245,547

Diluted Weighted Average Shares Outstanding, as adjusted (h)	104,767,897	109,178,143	114,058,944	106,973,019	114,958,432

Diluted net income per share:
U.S. GAAP Basis	$0.92	$1.05	$1.08	$1.97	$1.83
Non-GAAP Basis, as adjusted	$0.92	$1.05	$1.28	$1.97	$2.15

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD
RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands)	2022	2022	2021	2022	2021

Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$29,409	$31,239	$29,875	$60,648	$64,623
Marketing and business development	22,673	14,123	9,332	36,796	15,983
Technology and information services	42,067	37,931	35,774	79,998	69,444
Professional services	16,549	16,029	19,996	32,578	34,944
Fund administration and outsourced services	28,551	29,703	31,302	58,254	60,581
Amortization of intangible assets related to acquisitions	15	15	15	30	30
Other	10,614	9,283	15,664	19,897	20,624
Non-compensation expense - Subtotal - U.S. GAAP Basis	$149,878	$138,323	$141,958	$288,201	$266,229

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (m) (n)	$(932)	$(1,183)	$788	$(2,115)	$(3,397)
Marketing and business development (j) (k) (m)	(2,043)	(1,225)	(1,247)	(3,268)	(1,452)
Technology and information services (j) (k) (m)	(61)	(30)	(88)	(91)	(102)
Professional services (j) (k) (m) (n)	(403)	(738)	(2,054)	(1,141)	(3,515)
Fund administration and outsourced services (j) (k)	(15,680)	(16,512)	(16,826)	(32,192)	(32,096)
Amortization of intangible assets related to acquisitions	(15)	(15)	(15)	(30)	(30)
Other (j) (k) (n)	197	(1,494)	(3,686)	(1,297)	(4,327)
Subtotal Non-compensation adjustments	$(18,937)	$(21,197)	$(23,128)	$(40,134)	$(44,919)

Non-compensation expense, as adjusted:
Occupancy and equipment	$28,477	$30,056	$30,663	$58,533	$61,226
Marketing and business development	20,630	12,898	8,085	33,528	14,531
Technology and information services	42,006	37,901	35,686	79,907	69,342
Professional services	16,146	15,291	17,942	31,437	31,429
Fund administration and outsourced services	12,871	13,191	14,476	26,062	28,485
Amortization of intangible assets related to acquisitions	-	-	-	-	-
Other	10,811	7,789	11,978	18,600	16,297
Non-compensation expense, as adjusted (d)	$130,941	$117,126	$118,830	$248,067	$221,310

This presentation includes non-GAAP measures.  Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.  For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures.  Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iv) for the three and six month periods ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), and (v) interest expense primarily related to corporate financing activities.

(c)

A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and six month periods ended June 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (n) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three and six month periods ended June 30, 2021, income (expenses) associated with restructuring and closing of certain offices (see (m) below), and (v) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), (iii) for the three and six month periods ended June 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), (iv) net revenue and expenses related to noncontrolling interests (see (j) below), (v) interest expense primarily related to corporate financing activities, and (vi) amortization of intangible assets related to acquisitions.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), and (iii) for the three and six month periods ended June 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), net of tax benefits.

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments.  The computation is based on a quotient, the numerator of which is the provision for income taxes of $34,430, $39,061, and $49,242 for the three month periods ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively, $73,491 and $89,795 for the six month periods ended June 30, 2022 and 2021 and the denominator of which is pre-tax income of $130,538, $153,753, and $195,040 for the three month periods ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively, $284,291 and $336,814 for the six month periods ended June 30, 2022 and 2021.

(j)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(k)

Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)

Represents losses related to the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss associated with restructuring and closing of certain of our offices.

(m)	Expenses associated with restructuring and closing of certain offices.

(n)	Represents building depreciation and other costs related to office space reorganization.

NM	Not meaningful